UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2013
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 21, 2013, Sensient Technologies Corporation ("Sensient" or the "Company") issued a press release to announce that its Board of Directors has approved changes to the Company’s annual incentive compensation plan and long term incentive plan for elected officers.  The changes, which are in response to shareholder feedback, are intended to create an enhanced linkage of executive pay and company performance.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Adoption of Form of Performance Stock Unit Agreement

On October 17, 2013, the Board of Directors of the Company approved new performance stock unit awards and adopted a form of performance stock unit agreement (the "Agreement") to be used in connection with future awards of new performance stock units pursuant to, and subject to, the Company’s 2007 Stock Plan (the "Plan").

Each performance stock unit agreement in the form of the Agreement will set forth the grantee's name and address, the grant date, the three-year restricted period and the target number of performance stock units as of the date of the underlying performance stock unit award.  At the end of the three-year restricted period, the performance stock units will vest and the grantee will be issued one share of common stock for each vested performance stock unit.  At the end of the two-year performance period, the Compensation and Development Committee of the Board of Directors (the "Committee") will determine the percentage of the performance stock units that will become eligible for vesting based on the actual performance of the Company relative to pre-established goals using a performance matrix to be attached to the Agreement as Exhibit 1 and generally described below, subject to finalization of specific targets.

For the December 2013 grant, the percentage of the performance stock units that will become eligible for vesting will be determined based on the Company's future performance over a two-year performance period compared to the weighted average of two performance metrics – EBIT growth (70% weight) and return on invested capital (30% weight).

Any executive officer that has reached normal retirement age, received performance stock unit awards and worked for the Company during any part of the two-year performance period before voluntarily terminating his or her employment with the Company will become vested in the full award determined pursuant to the formula upon the expiration of the two-year performance period. The Committee, in its sole discretion, may vest some or all of the performance stock units eligible for vesting to any executive officer that voluntarily terminates his or her employment with the Company because of early retirement after the two-year performance period but before the end of the three-year restricted period. Any executive officer whose employment with the Company terminates because of death or disability after the two-year performance period but prior to the end of the three-year restricted period will become vested in the full award determined pursuant to the formula multiplied by the number of full months elapsed since the beginning of the restricted period divided by thirty-six, provided, however, that the Committee, in its sole discretion, may vest some or all of the remaining performance stock units eligible for vesting. Upon a change of control during the two-year performance period, the Company will issue one share of stock per performance stock unit that could become vested assuming performance at 100% of target levels. Upon a change of control after the two-year performance period but during the third year of the restricted period, the Company will issue one share of stock per performance stock unit that is eligible to become vested based upon the Company's actual performance during the two-year performance period.

The form of Agreement is attached as Exhibit 10.1 and incorporated in this Item 5.02 by reference; this summary description is qualified in its entirety by reference to the form of Agreement.

Significant Modifications to Annual Incentive Plan

On October 17, 2013, the Board of Directors also approved significant modifications to the Company's annual incentive plan to rebalance performance measures used to calculate annual incentive awards and to clarify certain administrative provisions.  Beginning in 2014, the annual incentive plan awards will be determined and paid based on a weighted average of the Company's achievement of three performance goals – earnings per share (50% weight), gross profit as a percentage of revenue (30% weight) and cash flow (20% weight).  The annual bonuses will be subject to a target level for each of the three performance goals, with bonuses for the executive officers in the range of 50% to 85% of annual base salary (depending on the officer’s position in the Company) paid if the target levels are achieved with respect to each performance goal. Performance in excess of the targeted levels allows for an increased award, but awards are capped at 200% of the bonus at the targeted levels. Performance below the targeted levels can result in a reduced award, or no award at all if none of the minimum threshold levels are achieved. From an administrative standpoint, the Board of Directors specified in more detail the plan performance goals, clarified the plan language on the treatment of extraordinary items and set rules for payment of bonuses for partial year plan participants.

For any incentive award that may be earned in 2013, the Company's primary reliance was on earnings per share with supplemental targets based on improvements in revenue, cash flow, return on invested capital, expense levels and gross profit as a percentage of revenue, subject to an overall maximum of 200% on the aggregate incentive compensation awarded.

Approval by shareholders of material amendments to the Company's annual incentive plan is one of the requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), if compensation payable pursuant to the incentive plan is to continue to qualify as “performance-based compensation” not subject to the limitation on deductibility for tax purposes of compensation in excess of $1 million paid to certain executive officers in any taxable year (these affected executive officers are referred to as “covered employees”).  These rules also require that plans, like the annual incentive plan, be approved by the shareholders at least every five years.  Because the annual incentive plan was last approved by the Company's shareholders at the 2009 annual meeting, the entire annual incentive plan will be submitted for shareholder approval at the 2014 annual meeting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 10.1	Form of Performance Stock Unit Agreement

Exhibit 99.1	Sensient Technologies Corporation Press Release dated October 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Senior Vice President, General Counsel and Secretary

Date:	October 21, 2013

EXHIBIT INDEX

Exhibit 10.1	Form of Performance Stock Unit Agreement

Exhibit 99.1	Sensient Technologies Corporation Press Release dated October 21, 2013